      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2000.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          TENET HEALTHCARE CORPORATION
              (Exact name of registrant as specified in its charter)

         NEVADA                                           95-2557091
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)

                                3820 STATE STREET
                         SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
     (Address including zip code, and telephone number, including area code of registrant's principal executive offices)

                          TENET HEALTHCARE CORPORATION
                           FOURTH AMENDED AND RESTATED
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                RICHARD B. SILVER
                  SENIOR VICE PRESIDENT AND CORPORATE SECRETARY
                                3820 STATE STREET
                         SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
                      (Name, address including zip code and
          telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE
-------------------------------------- --------------------- -------------- --------------- --------------------
-------------------------------------- --------------------- -------------- --------------- --------------------
                                                             PROPOSED       PROPOSED
                                                             MAXIMUM        MAXIMUM
TITLE OF SECURITIES                    AMOUNT                OFFERING       AGGREGATE       AMOUNT OF
TO BE REGISTERED                       TO BE                 PRICE PER      OFFERING        REGISTRATION
                                       REGISTERED            SHARE*         PRICE*          FEE
-------------------------------------- --------------------- -------------- --------------- --------------------
COMMON STOCK, PAR VALUE
$.075 PER SHARE. . . . . . . . . . .   4,500,000 SHARES      $28.032        $126,144,000    $ 33,302.02
-------------------------------------- --------------------- -------------- --------------- --------------------
-------------------------------------- --------------------- -------------- --------------- --------------------

* Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on July 10, 2000

There also are registered hereunder such additional indeterminate number of shares as may be issued as a result of the adjustment provisions of the Company's Fourth Amended and Restated 1995 Employee Stock Purchase Plan.

                                EXPLANATORY NOTE

     On February 5, 1996, Tenet Healthcare Corporation (the "Company") filed Registration Statement No. 333-00709 on Form S-8 in order to register with the Securities and Exchange Commission (the "Commission") 2,000,000 shares of the Company's common stock, par value $.075 per share (the "Common Stock") available for purchase under the Company's 1995 Employee Stock Purchase Plan (the "Plan"). On December 10, 1997, the Company filed Registration Statement No. 333-41903 on Form S-8 in order to register with the Commission an additional 3,000,000 shares of the Company's Common Stock available under the Plan. The contents of both of the above-referenced Registration Statements are incorporated herein by reference.

     On July 30, 1997, the Board of Directors (the "Board") of the Company approved the First Amended and Restated 1995 Employee Stock Purchase Plan (the "First Amended Plan"). The First Amended Plan increased the maximum number of shares of Common Stock available for purchase under the Plan from 2,000,000 shares to 5,000,000 shares and was approved by the Company's shareholders on October 1, 1997. On December 3, 1997, the Board approved the Second Amended and Restated 1995 Employee Stock Purchase Plan (the "Second Amended Plan"). The Second Amended Plan clarified the definition of "Covered Compensation" and shareholder approval was not required. On July 28, 1999, the Board approved the Third Amended and Restated 1995 Employee Stock Purchase Plan (the "Third Amended Plan"). The Third Amended Plan increased the maximum number of shares of Common Stock available for purchase under the Plan from 5,000,000 to 9,500,000 shares and was approved by the Company's shareholders on October 6, 1999. On April 14, 2000, the Board approved the Fourth Amended and Restated 1995 Employee Stock Purchase Plan (the "Fourth Amended Plan"). The Fourth Amended Plan further clarified the definition of "Covered Compensation" and shareholder approval was not required.

     This Registration Statement is filed in order to register with the Commission the 4,500,000 additional shares of Common Stock approved by the Company's shareholders on October 6, 1999, and available for purchase under the Fourth Amended Plan.

EXHIBITS


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
   4.    Tenet Healthcare Corporation Fourth Amended and Restated 1995 Employee
         Stock Purchase Plan

   5.    Opinion of Christi R. Sulzbach

  23.    Consents

         a.  Consent of KPMG LLP

         b. Consent of Christi R. Sulzbach (included in her opinion filed as Exhibit 5)

  24.    Power of Attorney (included on page 3 of this Registration Statement)


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Barbara, State of California on July 14, 2000.


                               TENET HEALTHCARE CORPORATION



                               By: /s/ RICHARD B. SILVER
                                  ----------------------------------------------
                                  Richard B. Silver
                                  Senior Vice President and Corporate Secretary


     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 14, 2000.


                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints Jeffrey
C. Barbakow, Christi R. Sulzbach and Richard B. Silver, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                         TITLE

/s/ JEFFREY C. BARBAKOW
--------------------------        Chairman and Chief Executive Officer
Jeffrey C. Barbakow               and Director
                                  (principal executive officer)

/s/ DAVID L. DENNIS
--------------------------        Vice Chairman, Chief Corporate Officer
David L. Dennis                   and Chief Financial Officer
                                  (principal financial officer)

/s/ RAYMOND L. MATHIASEN
--------------------------        Executive Vice President and
Raymond L. Mathiasen              Chief Accounting Officer
                                  (principal accounting officer)

/s/ LAWRENCE BIONDI, S.J.
--------------------------        Director
Lawrence Biondi, S.J.


/s/ BERNICE BRATTER
--------------------------        Director
Bernice Bratter


/s/ SANFORD CLOUD, JR.
--------------------------        Director
Sanford Cloud, Jr.


/s/ MAURICE J. DEWALD
--------------------------        Director
Maurice J. DeWald



SIGNATURE                         TITLE

/s/ MICHAEL H. FOCHT, SR.
--------------------------        Director
Michael H. Focht, Sr.


/s/ RAYMOND A. HAY
--------------------------        Director
Raymond A. Hay


/s/ VAN B. HONEYCUTT
--------------------------        Director
Van B. Honeycutt


/s/ LESTER B. KORN
--------------------------        Director
Lester B. Korn


/s/ FLOYD D. LOOP, M.D.
--------------------------        Director
Floyd D. Loop, M.D.


/s/ RICHARD S. SCHWEIKER
--------------------------        Director
Richard S. Schweiker


                                  EXHIBIT INDEX



EXHIBIT
NUMBER           DESCRIPTION
------           -----------
   4.            Fourth Amended and Restated Tenet Healthcare Corporation
                 1995 Employee Stock Purchase Plan

   5.            Opinion of Christi R. Sulzbac

  23.            Consents

                 a. Consent of KPMG LLP

                 b. Consent of Christi R. Sulzbach (included in her opinion filed as Exhibit 5)

  24.            Power of Attorney (included on page 3 of this Registration
                 Statement)
